EXHIBIT 99.1

WESTERN MIDSTREAM ANNOUNCES
FIRST-QUARTER 2024 RESULTS
•Reported record first-quarter 2024 Net income attributable to limited partners of $559.5 million, generating record first-quarter Adjusted EBITDA(1) of $608.4 million.
•Reported first-quarter 2024 Cash flows provided by operating activities of $399.7 million, generating first-quarter Free cash flow(1) of $225.0 million.
•Announced a first-quarter Base Distribution of $0.875 per unit, or $3.50 per unit on an annualized basis, which represents a 52-percent increase over the prior-quarter’s distribution.
•Completed the start-up of Mentone Train III (“Mentone III”) at our West Texas complex in early April.
•Year-to-date, repurchased a total of $150.0 million of senior notes at approximately 96-percent of par.

HOUSTON—(PR NEWSWIRE)—May 8, 2024 – Today Western Midstream Partners, LP (NYSE: WES) (“WES” or the “Partnership”) announced first-quarter 2024 financial and operating results. Net income (loss) attributable to limited partners for the first quarter of 2024 totaled $559.5 million, or $1.47 per common unit (diluted), with first-quarter 2024 Adjusted EBITDA(1) totaling $608.4 million. First-quarter 2024 Cash flows provided by operating activities totaled $399.7 million, and first-quarter 2024 Free cash flow(1) totaled $225.0 million.
RECENT HIGHLIGHTS
•Gathered record natural-gas throughput across our asset base and in the Delaware Basin of 5.2 Bcf/d and 1.8 Bcf/d, respectively, representing a 2-percent and 3-percent sequential-quarter increase, respectively.
•Achieved operated asset crude-oil and NGLs throughput of 374 MBbls/d, representing a 2-percent sequential-quarter increase.

•Gathered record Delaware Basin produced-water throughput of 1,149 MBbls/d, representing a 7-percent sequential-quarter increase.
•Achieved sequential-quarter throughput growth for both natural-gas and crude-oil and NGLs in the DJ Basin of 2-percent and 7-percent, respectively.
•Closed all five previously announced non-core asset sales for total aggregate proceeds of $794.8 million, including $5.9 million in pro-rata distributions through closing, during and shortly after the end of the first quarter.
•Completed the start-up of Mentone III, increasing WES’s operated, nameplate natural-gas processing capacity by 300 MMcf/d to approximately 1.9 Bcf/d at our West Texas complex in the Delaware Basin.
•Repurchased $15.1 million of senior notes through open-market transactions during the first quarter, and repurchased an additional $134.9 million to date in the second quarter, all at approximately 96-percent of par.
On May 15, 2024, WES will pay its first-quarter 2024 per-unit Base Distribution of $0.875, which is an increase of 52-percent compared to the prior quarter’s distribution. First-quarter 2024 Free cash flow(1) after distributions totaled $1.5 million. First-quarter 2024 capital expenditures(2) totaled $205.4 million.
First-quarter 2024 natural-gas throughput(3) averaged 5.0 Bcf/d, representing a 2-percent sequential-quarter increase. First-quarter 2024 throughput for crude-oil and NGLs assets(3) averaged 565 MBbls/d, representing a 20-percent sequential-quarter decrease as a result of the previously announced equity-investment asset sales. When focusing specifically on operated throughput, crude-oil and NGLs assets averaged 374 MBbls/d, representing a 2-percent sequential-quarter increase. First-quarter 2024 throughput for produced-water assets(3) averaged 1,126 MBbls/d, representing a 7-percent sequential-quarter increase.
“The first quarter was very successful for WES as we generated the highest quarterly Net income and Adjusted EBITDA in our partnership’s history,” said Michael Ure, President and Chief Executive Officer. “These records were primarily driven by increased throughput across all operated assets and across all products. We also set new gathering records for natural-gas and produced-water throughput in the Delaware Basin, and we continued to experience natural-gas and crude-oil and NGLs throughput growth in the DJ Basin.”

“These strong results, coupled with increased throughput expectations predominately in the Delaware Basin, have caused us to increase our average year-over-year throughput growth expectations for 2024. Additionally, this improved outlook puts WES in a strong position to achieve the high-end of our previously announced 2024 Adjusted EBITDA and Free cash flow guidance ranges.”
“I am also extremely pleased to announce that Mentone III at our West Texas complex in the Delaware Basin is now in service and has reached nameplate capacity of 300 MMcf/d. I would like to thank and congratulate the teams that worked so diligently to bring this project to fruition. The addition of Mentone III will bring WES’s operated natural-gas processing capacity in the Delaware Basin to approximately 1.9 Bcf/d and represents our first, major new-build construction project since becoming a standalone enterprise in early 2020.”
“We also have now successfully closed on all five of the previously announced non-core asset sales, which enabled us to accelerate the deleveraging process following the fully debt-financed Meritage Midstream acquisition that closed in the fourth quarter of 2023. As of the end of the first quarter, WES’s net leverage ratio on a trailing-twelve-month basis was approximately 3.3 times, which incorporates our five-and-a-half months ownership of Meritage as well as the proceeds received from the non-core asset sales that closed during the first quarter, and we expect to reduce leverage to, or below, our 3.0 times leverage threshold by year-end,” continued Mr. Ure.
“Additionally, we remain committed to our strong capital-return framework, and we continue to have line of sight to returning incremental capital to stakeholders as the business performs and Free cash flow continues to grow. Our consistent focus on prudently allocating capital, targeting strong returns, and generating meaningful amounts of Free cash flow has optimized the MLP model and transformed WES into a leader within the midstream space. The adoption of strong operating philosophies combined with our low leverage, robust Free cash flow, and diversified asset base has resulted in a more viable partnership with a strong financial foundation that is well positioned to survive through challenging commodity cycles and market conditions,” concluded Mr. Ure.

CONFERENCE CALL TOMORROW AT 1:00 P.M. CT
WES will host a conference call on Thursday, May 9, 2024, at 1:00 p.m. Central Time (2:00 p.m. Eastern Time) to discuss its first-quarter 2024 results. To access the live audio webcast of the conference call, please visit the investor relations section of the Partnership’s website at www.westernmidstream.com. A small number of phone lines are available for analysts; individuals should dial 800-836-8184 (Domestic) or 646-357-8785 (International) ten to fifteen minutes before the scheduled conference call time. A replay of the live audio webcast can be accessed on the Partnership’s website at www.westernmidstream.com for one year after the call.
For additional details on WES’s financial and operational performance, please refer to the earnings slides and updated investor presentation available at www.westernmidstream.com.
ABOUT WESTERN MIDSTREAM
Western Midstream Partners, LP (“WES”) is a master limited partnership formed to develop, acquire, own, and operate midstream assets. With midstream assets located in Texas, New Mexico, Colorado, Utah, and Wyoming, WES is engaged in the business of gathering, compressing, treating, processing, and transporting natural gas; gathering, stabilizing, and transporting condensate, natural-gas liquids, and crude oil; and gathering and disposing of produced water for its customers. In its capacity as a natural-gas processor, WES also buys and sells natural gas, natural-gas liquids, and condensate on behalf of itself and its customers under certain gas processing contracts. A substantial majority of WES’s cash flows are protected from direct exposure to commodity price volatility through fee-based contracts.
For more information about WES, please visit www.westernmidstream.com.
This news release contains forward-looking statements. WES’s management believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove correct. A number of factors could cause actual results to differ materially from the projections, anticipated results, or other expectations expressed in this news release. These factors include our ability to meet financial guidance or distribution expectations; our ability to safely and efficiently operate WES’s assets; the supply of, demand for, and price of oil, natural gas, NGLs, and related products or services; our ability to meet projected in-service dates for capital-growth projects; construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures; and the other factors described in the “Risk Factors” section of WES’s most-recent Form 10-K filed with the Securities and Exchange Commission and other public filings and press releases. WES undertakes no obligation to publicly update or revise any forward-looking statements.
______________________________________________________________
(1)Please see the definitions of the Partnership’s non-GAAP measures at the end of this release and reconciliation of GAAP to non-GAAP measures.
(2)Accrual-based, includes equity investments, excludes capitalized interest, and excludes capital expenditures associated with the 25% third-party interest in Chipeta.
(3)Represents total throughput attributable to WES, which excludes (i) the 2.0% limited partner interest in WES Operating owned by an Occidental subsidiary and (ii) for natural-gas throughput, the 25% third-party interest in Chipeta, which collectively represent WES’s noncontrolling interests.

# # #
Source: Western Midstream Partners, LP

WESTERN MIDSTREAM CONTACTS

Daniel Jenkins
Director, Investor Relations
Investors@westernmidstream.com
866.512.3523

Rhianna Disch
Manager, Investor Relations
Investors@westernmidstream.com
866.512.3523

Western Midstream Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
thousands except per-unit amounts	2024	2023
Revenues and other
Service revenues – fee based	$781,262	$647,867
Service revenues – product based	66,740	46,810
Product sales	39,292	39,025
Other	435	280
Total revenues and other	887,729	733,982
Equity income, net – related parties	32,819	39,021
Operating expenses
Cost of product	46,079	51,459
Operation and maintenance	194,939	174,239
General and administrative	67,839	51,117
Property and other taxes	13,920	6,831
Depreciation and amortization	157,991	144,626
Long-lived asset and other impairments	23	52,401
Total operating expenses	480,791	480,673
Gain (loss) on divestiture and other, net	239,617	(2,118)
Operating income (loss)	679,374	290,212
Interest expense	(94,506)	(81,670)
Gain (loss) on early extinguishment of debt	524	—
Other income (expense), net	2,346	1,215
Income (loss) before income taxes	587,738	209,757
Income tax expense (benefit)	1,522	1,416
Net income (loss)	586,216	208,341
Net income (loss) attributable to noncontrolling interests	13,386	4,696
Net income (loss) attributable to Western Midstream Partners, LP	$572,830	$203,645
Limited partners’ interest in net income (loss):
Net income (loss) attributable to Western Midstream Partners, LP	$572,830	$203,645
General partner interest in net (income) loss	(13,330)	(4,686)
Limited partners’ interest in net income (loss)	$559,500	$198,959
Net income (loss) per common unit – basic	$1.47	$0.52
Net income (loss) per common unit – diluted	$1.47	$0.52
Weighted-average common units outstanding – basic	380,024	384,468
Weighted-average common units outstanding – diluted	381,628	385,750

Western Midstream Partners, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

thousands except number of units	March 31, 2024	December 31, 2023
Total current assets	$1,066,347	$992,410
Net property, plant, and equipment	9,725,292	9,655,016
Other assets	1,473,831	1,824,181
Total assets	$12,265,470	$12,471,607
Total current liabilities	$708,139	$1,304,056
Long-term debt	7,272,079	7,283,556
Asset retirement obligations	366,755	359,185
Other liabilities	542,206	495,680
Total liabilities	8,889,179	9,442,477
Equity and partners’ capital
Common units (380,490,138 and 379,519,983 units issued and outstanding at March 31, 2024, and December 31, 2023, respectively)	3,225,562	2,894,231
General partner units (9,060,641 units issued and outstanding at March 31, 2024, and December 31, 2023)	11,313	3,193
Noncontrolling interests	139,416	131,706
Total liabilities, equity, and partners’ capital	$12,265,470	$12,471,607

Western Midstream Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
thousands	2024	2023
Cash flows from operating activities
Net income (loss)	$586,216	$208,341
Adjustments to reconcile net income (loss) to net cash provided by operating activities and changes in assets and liabilities:
Depreciation and amortization	157,991	144,626
Long-lived asset and other impairments	23	52,401
(Gain) loss on divestiture and other, net	(239,617)	2,118
(Gain) loss on early extinguishment of debt	(524)	—
Change in other items, net	(104,381)	(105,062)
Net cash provided by operating activities	$399,708	$302,424
Cash flows from investing activities
Capital expenditures	$(193,789)	$(173,088)
Acquisitions from third parties	(443)	—
Contributions to equity investments - related parties	—	(110)
Distributions from equity investments in excess of cumulative earnings – related parties	19,033	12,366
Proceeds from the sale of assets to third parties	582,739	—
(Increase) decrease in materials and supplies inventory and other	(10,691)	(18,346)
Net cash provided by (used in) investing activities	$396,849	$(179,178)
Cash flows from financing activities
Borrowings, net of debt issuance costs	$—	$220,000
Repayments of debt	(14,503)	(313,138)
Commercial paper borrowings (repayments), net	(510,379)	—
Increase (decrease) in outstanding checks	766	18,768
Distributions to Partnership unitholders	(223,438)	(196,569)
Distributions to Chipeta noncontrolling interest owner	(1,085)	(2,240)
Distributions to noncontrolling interest owner of WES Operating	(4,591)	(4,271)
Unit repurchases	—	(7,061)
Other	(20,868)	(12,746)
Net cash provided by (used in) financing activities	$(774,098)	$(297,257)
Net increase (decrease) in cash and cash equivalents	$22,459	$(174,011)
Cash and cash equivalents at beginning of period	272,787	286,656
Cash and cash equivalents at end of period	$295,246	$112,645

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES

WES defines Adjusted gross margin attributable to Western Midstream Partners, LP (“Adjusted gross margin”) as total revenues and other (less reimbursements for electricity-related expenses recorded as revenue), less cost of product, plus distributions from equity investments, and excluding the noncontrolling interest owners’ proportionate share of revenues and cost of product.
WES defines Adjusted EBITDA as net income (loss), plus (i) distributions from equity investments, (ii) non-cash equity-based compensation expense, (iii) interest expense, (iv) income tax expense, (v) depreciation and amortization, (vi) impairments, and (vii) other expense (including lower of cost or market inventory adjustments recorded in cost of product), less (i) gain (loss) on divestiture and other, net, (ii) gain (loss) on early extinguishment of debt, (iii) income from equity investments, (iv) interest income, (v) income tax benefit, (vi) other income, and (vii) the noncontrolling interest owners’ proportionate share of revenues and expenses.
WES defines Free cash flow as net cash provided by operating activities less total capital expenditures and contributions to equity investments, plus distributions from equity investments in excess of cumulative earnings. Management considers Free cash flow an appropriate metric for assessing capital discipline, cost efficiency, and balance-sheet strength. Although Free cash flow is the metric used to assess WES’s ability to make distributions to unitholders, this measure should not be viewed as indicative of the actual amount of cash that is available for distributions or planned for distributions for a given period. Instead, Free cash flow represents the amount of cash that is available in aggregate for distributions, debt repayments, and other general partnership purposes.
Below are reconciliations of (i) gross margin (GAAP) to Adjusted gross margin (non-GAAP), (ii) net income (loss) (GAAP) and net cash provided by operating activities (GAAP) to Adjusted EBITDA (non-GAAP), and (iii) net cash provided by operating activities (GAAP) to Free cash flow (non-GAAP), as required under Regulation G of the Securities Exchange Act of 1934. Management believes that Adjusted gross margin, Adjusted EBITDA, and Free cash flow are widely accepted financial indicators of WES’s financial performance compared to other publicly traded partnerships and are useful in assessing WES’s ability to incur and service debt, fund capital expenditures, and make distributions. Adjusted gross margin, Adjusted EBITDA, and Free cash flow as defined by WES, may not be comparable to similarly titled measures used by other companies. Therefore, WES’s Adjusted gross margin, Adjusted EBITDA, and Free cash flow should be considered in conjunction with net income (loss) attributable to Western Midstream Partners, LP and other applicable performance measures, such as gross margin or cash flows provided by operating activities.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Adjusted Gross Margin

	Three Months Ended
thousands	March 31, 2024	December 31, 2023
Reconciliation of Gross margin to Adjusted gross margin
Total revenues and other	$887,729	$858,208
Less:
Cost of product	46,079	40,803
Depreciation and amortization	157,991	165,187
Gross margin	683,659	652,218
Add:
Distributions from equity investments	48,337	46,661
Depreciation and amortization	157,991	165,187
Less:
Reimbursed electricity-related charges recorded as revenues	24,695	25,273
Adjusted gross margin attributable to noncontrolling interests (1)	20,240	19,412
Adjusted gross margin	$845,052	$819,381

Gross margin
Gross margin for natural-gas assets (2)	$511,584	$484,688
Gross margin for crude-oil and NGLs assets (2)	93,578	103,228
Gross margin for produced-water assets (2)	85,041	70,509
Adjusted gross margin
Adjusted gross margin for natural-gas assets	$597,163	$579,278
Adjusted gross margin for crude-oil and NGLs assets	150,269	157,048
Adjusted gross margin for produced-water assets	97,620	83,055
(1)Includes (i) the 25% third-party interest in Chipeta and (ii) the 2.0% limited partner interest in WES Operating owned by an Occidental subsidiary, which collectively represent WES’s noncontrolling interests.
(2)Excludes corporate-level depreciation and amortization.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Adjusted EBITDA

	Three Months Ended
thousands	March 31, 2024	December 31, 2023
Reconciliation of Net income (loss) to Adjusted EBITDA
Net income (loss)	$586,216	$295,752
Add:
Distributions from equity investments	48,337	46,661
Non-cash equity-based compensation expense	9,423	9,970
Interest expense	94,506	97,622
Income tax expense	1,522	1,405
Depreciation and amortization	157,991	165,187
Impairments	23	4
Other expense	112	71
Less:
Gain (loss) on divestiture and other, net	239,617	(6,434)
Gain (loss) on early extinguishment of debt	524	—
Equity income, net – related parties	32,819	36,120
Other income	2,346	2,862
Adjusted EBITDA attributable to noncontrolling interests (1)	14,415	13,459
Adjusted EBITDA	$608,409	$570,665
Reconciliation of Net cash provided by operating activities to Adjusted EBITDA
Net cash provided by operating activities	$399,708	$473,300
Interest (income) expense, net	94,506	97,622
Accretion and amortization of long-term obligations, net	(2,190)	(2,174)
Current income tax expense (benefit)	1,292	1,315
Other (income) expense, net	(2,346)	(2,862)
Distributions from equity investments in excess of cumulative earnings – related parties	19,033	7,389
Changes in assets and liabilities:
Accounts receivable, net	53,714	17,773
Accounts and imbalance payables and accrued liabilities, net	100,383	(19,021)
Other items, net	(41,276)	10,782
Adjusted EBITDA attributable to noncontrolling interests (1)	(14,415)	(13,459)
Adjusted EBITDA	$608,409	$570,665
Cash flow information
Net cash provided by operating activities	$399,708	$473,300
Net cash provided by (used in) investing activities	396,849	(1,068,707)
Net cash provided by (used in) financing activities	(774,098)	378,700
(1)Includes (i) the 25% third-party interest in Chipeta and (ii) the 2.0% limited partner interest in WES Operating owned by an Occidental subsidiary, which collectively represent WES’s noncontrolling interests.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Free Cash Flow

	Three Months Ended
thousands	March 31, 2024	December 31, 2023
Reconciliation of Net cash provided by operating activities to Free cash flow
Net cash provided by operating activities	$399,708	$473,300
Less:
Capital expenditures	193,789	198,653
Add:
Distributions from equity investments in excess of cumulative earnings – related parties	19,033	7,389
Free cash flow	$224,952	$282,036
Cash flow information
Net cash provided by operating activities	$399,708	$473,300
Net cash provided by (used in) investing activities	396,849	(1,068,707)
Net cash provided by (used in) financing activities	(774,098)	378,700

Western Midstream Partners, LP
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	March 31, 2024	December 31, 2023	Inc/ (Dec)
Throughput for natural-gas assets (MMcf/d)
Gathering, treating, and transportation	606	516	17%
Processing	4,050	4,043	—%
Equity investments (1)	508	489	4%
Total throughput	5,164	5,048	2%
Throughput attributable to noncontrolling interests (2)	174	172	1%
Total throughput attributable to WES for natural-gas assets	4,990	4,876	2%
Throughput for crude-oil and NGLs assets (MBbls/d)
Gathering, treating, and transportation	374	368	2%
Equity investments (1)	202	347	(42)%
Total throughput	576	715	(19)%
Throughput attributable to noncontrolling interests (2)	11	13	(15)%
Total throughput attributable to WES for crude-oil and NGLs assets	565	702	(20)%
Throughput for produced-water assets (MBbls/d)
Gathering and disposal	1,149	1,076	7%
Throughput attributable to noncontrolling interests (2)	23	22	5%
Total throughput attributable to WES for produced-water assets	1,126	1,054	7%
Per-Mcf Gross margin for natural-gas assets (3)	$1.09	$1.04	5%
Per-Bbl Gross margin for crude-oil and NGLs assets (3)	1.78	1.57	13%
Per-Bbl Gross margin for produced-water assets (3)	0.81	0.71	14%

Per-Mcf Adjusted gross margin for natural-gas assets (4)	$1.32	$1.29	2%
Per-Bbl Adjusted gross margin for crude-oil and NGLs assets (4)	2.92	2.43	20%
Per-Bbl Adjusted gross margin for produced-water assets (4)	0.95	0.86	10%
(1)Represents our share of average throughput for investments accounted for under the equity method of accounting.
(2)Includes (i) the 2.0% limited partner interest in WES Operating owned by an Occidental subsidiary and (ii) for natural-gas assets, the 25% third-party interest in Chipeta, which collectively represent WES’s noncontrolling interests.
(3)Average for period. Calculated as Gross margin for natural-gas assets, crude-oil and NGLs assets, or produced-water assets, divided by the respective total throughput (MMcf or MBbls) for natural-gas assets, crude-oil and NGLs assets, or produced-water assets.
(4)Average for period. Calculated as Adjusted gross margin for natural-gas assets, crude-oil and NGLs assets, or produced-water assets, divided by the respective total throughput (MMcf or MBbls) attributable to WES for natural-gas assets, crude-oil and NGLs assets, or produced-water assets.

Western Midstream Partners, LP
OPERATING STATISTICS (CONTINUED)
(Unaudited)

	Three Months Ended
	March 31, 2024	December 31, 2023	Inc/ (Dec)
Throughput for natural-gas assets (MMcf/d)
Operated
Delaware Basin	1,761	1,704	3%
DJ Basin	1,372	1,341	2%
Powder River Basin	406	369	10%
Other	978	998	(2)%
Total operated throughput for natural-gas assets	4,517	4,412	2%
Non-operated
Equity investments	508	489	4%
Other	139	147	(5)%
Total non-operated throughput for natural-gas assets	647	636	2%
Total throughput for natural-gas assets	5,164	5,048	2%
Throughput for crude-oil and NGLs assets (MBbls/d)
Operated
Delaware Basin	225	225	—%
DJ Basin	87	81	7%
Powder River Basin	23	20	15%
Other	39	42	(7)%
Total operated throughput for crude-oil and NGLs assets	374	368	2%
Non-operated
Equity investments	202	347	(42)%
Total non-operated throughput for crude-oil and NGLs assets	202	347	(42)%
Total throughput for crude-oil and NGLs assets	576	715	(19)%
Throughput for produced-water assets (MBbls/d)
Operated
Delaware Basin	1,149	1,076	7%
Total operated throughput for produced-water assets	1,149	1,076	7%